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                                   EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries of the Company:


                                                                     Place of
      Subsidiary                                                  Incorporation
      ----------                                                  -------------
1)    Candela Iberica, S.A.                                       Spain

2)    Candela France S.A.R.L.                                     France

3)    Candela K.K.                                                Japan

4)    Candela Laser (Deutschland) GmbH                            Germany

5)    Candela Skin Care Centers, Inc.                             Massachusetts



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